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                                                                Exhibit (10)(11)

                                 AMENDMENT NO. 1

                                       TO

                                CREDIT AGREEMENT


         THIS AMENDMENT is made as of the 25th day of March, 1998 by and between Strategic Acquisition Partners, LLC, a Nevada limited liability company ("Lender") and Central Reserve Life Corporation, an Ohio corporation (the "Borrower"). Capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Credit Agreement referred to below.

         WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of December 16, 1997, as amended (the "Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement to extend the Termination Date to June 30, 1998 and to permit the accrual of interest payable under the Credit Agreement until the Termination Date;

         NOW, THEREFORE, in consideration of the mutual promises and conditions of this Amendment, and other good and valuable consideration, the parties hereto agree as follows:

         1. The definition of "Termination Date" contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Termination Date" means the earlier of (a) June 30, 1998 and
                  (b) the date of termination in whole of the Commitment or the Loan pursuant to SECTION 5.1, 5.2 or 10.2."

         2. The parties agree that if the Company is unable to obtain sufficient funds to make its regularly scheduled monthly payments of interest on the principal amount of the Loan after using its best efforts to obtain such funds (including, without limitation, solicitation of the Ohio insurance commission requesting that CRL be permitted to make a loan to, or other investment in, the Company in an amount sufficient to pay any such scheduled interest payments), the Company shall be permitted to accrue any such interest payments (and as a result, not be in breach or default under the Credit Agreement or the Note issued thereunder) until the earlier of (a) the Company's receipt of funds sufficient to pay such accrued interest (which shall be promptly paid to Lender, but in any event within 2 Business Days) or (b) the Termination Date.

         3. In consideration for the Lender's agreement to extend the Termination Date and permit the deferral of interest pursuant to Section 2, (i) the Company shall pay to Lender a nonrefundable fee of $2,500, which fee shall be payable on the Termination Date and (ii) the Company represents and warrants to the Lender that:


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                  (a) The execution, delivery and performance of this Amendment is within the Company's authority (corporate or otherwise), has been duly authorized by all necessary action, has received all necessary consents or approvals (if any shall be required), does not and will not contravene or conflict with any provision of law or of the charter, bylaws or other organizational documents of the Company or its Subsidiaries, or of any other agreement binding upon the Company, its Subsidiaries or their respective properties;

                  (b) This Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

                  (c) No Default or Event of Default has occurred and is continuing or will result from the terms set forth in this Amendment; and

                  (d) The representations and warranties of the Company set forth in Section 7 of the Credit Agreement (with respect to the representations and warranties of the Company contained in Section
         7.1.6 of the Credit Agreement, the representations and warranties shall be incorporated by reference from Article IV of the Amended and Restated Stock Purchase Agreement) or any Related Document are true and correct as if made on the date hereof, except any such representation or warranty which speaks to a specific date.

         4. Except as specifically amended herein, the Credit Agreement shall remain in full force and effect and the amendment granted hereunder will not in any way operate as an amendment or modification of the Credit Agreement or any Related Document other than as specifically enumerated above.

         5. This Amendment shall be governed by and construed in accordance with the internal substantive laws of the State of Illinois applicable to contracts made and to be performed wholly within said State.

         6. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, each of the parties hereto has caused this amendment to be executed as of the date first above written.

                                     Strategic Acquisition Partners, LLC


                                     By: /s/ Susan Brantley
                                         ---------------------------------
                                     Its:
                                         ---------------------------------


                                      Central Reserve Life Corporation


                                      By: /s/ Fred Lick, Jr.
                                         ----------------------------------
                                      Its: Chairman and CEO
                                           --------------------------------

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